Exhibit 10.4

FORM OF LETTER OF CREDIT

TEXT	CONTENTS
Seq of Total	1/1

Form of DC:	Irrevocable

DC No:	SDCNPH170334

Date of Issue:	020524

Expiry Date and Place:	030628 at our counter

Applicant:	Successful Union Limited
Hong Kong

Beneficiary:	Pioneer Forest, Inc.
One Faneuil Hall Marketplace
Boston, MA 02109, USA

DC amt:	USD2000000

Max or Amt:	Not Exceeding

Available with/by:	Issuing Bank at sight by payment

Drafts at:	Sight

Drawee:	Issuing Bank

Additional Conditions:

We hereby issue this irrevocable standby documentary credit in your favour which is available upon presentation of your draft(s) at sight drawn on the issuing bank bearing the clause: “Drawn under Standby Documentary Credit No. SDCNPH170334 dated 23/5/2002 of The Hongkong and Shanghai Banking Corporation Limited” up to an aggregate amount of USD2,000,000.00 accompanied by:

1)  Beneficiary’s signed statement certifying: “The amount of the draft represents funds due to Beneficiary under a certain Promissory Note dated 28th May 2002 issued, signed and sealed by Successful Union Limited, demand for payment has been made and payment has not been received from Successful Union Limited or any other sources.”

2)  Original of the Promissory Note dated 28th May 2002, issued, signed and sealed by Successful Union Limited.

+  Presentation Period: 29th May 2003 to 28th June 2003.

+  Partial drawings not allowed.

+  All documents must be signed.

+  All documents called for under this credit are original and must be clearly marked on their face as “original”, except those which the credit specifically states can be “copy(ies)”.

+  All banking charges except DC opening commission are for account of beneficiary.

+  Documents must be presented through your banker within the validity of this standby DC.

+  We hereby engage with you that all draft(s) drawn in compliance with the terms of this standby documentary credit will be duly honoured if presented to the above mentioned drawee bank on or before the 28th June 2003. Except so far as otherwise stipulated, documentary credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500 except Articles 8, 23-39, 41, 43 and 46.

Info to Presenting Bk:

+  All drawings must be advised by telecommunication to the issuing office.

+  Documents must be dispatched by courier service in one lot after your advice of presentation to The Hongkong and Shanghai Banking Corporation Limited, ESD Div, 5/F HSBC Building Mong Kok, 673 Nathan Road, Mong Kok, Kowloon, Hong Kong.

Confirmation Instructions without